Exhibit 99.1

Corporate Property Associates 17 – Global Incorporated

Supplemental Unaudited Information

As of June 30, 2012

As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 17 – Global Incorporated (“CPA®:17 – Global”), its consolidated subsidiaries and predecessors, unless otherwise indicated.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes non-GAAP measures, including funds from operations (“FFO”), modified funds from operations (“MFFO”), adjusted cash flow from operating activities (“ACFO”), and total adjusted revenue. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.

Forward-Looking Statements

This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2011. We do not undertake to revise or update any forward-looking statements.

Executive Offices 50 Rockefeller Plaza New York, NY 10020 Tel: 1-800-WPCAREY or (212) 492-1100 Fax: (212) 492-8922 Web Site Address: www.CPA17GLOBAL.com	Investor Relations Susan C. Hyde Managing Director & Director of Investor Relations W. P. Carey & Co. LLC Phone: (212) 492-1151

Corporate Property Associates 17 – Global Incorporated

Reconciliation of Net Income Attributable to CPA®:17 – Global Shareholders

to Modified Funds From Operations (MFFO) (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income attributable to CPA®:17 – Global shareholders	$14,266	$12,847	$25,389	$25,278
Adjustments:
Depreciation and amortization of real property	16,459	8,829	30,652	16,830
Gain on sale of real estate	-	(787)	(740)	(787)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO:
Depreciation and amortization of real property	4,100	3,225	8,500	5,264
Impairment charges (a)	(54)	-	(54)	-
Gain on sale of real estate, net	-	(3)	-	(3)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(150)	(167)	(279)	(326)

Total adjustments	20,355	11,097	38,079	20,978

FFO — as defined by NAREIT (a)	34,621	23,944	63,468	46,256

Adjustments:
Other depreciation, amortization and non-cash charges	832	(179)	1,005	445
Straight-line and other rent adjustments (b)	(3,275)	(3,077)	(7,217)	(6,127)
Impairment charges (c)	-	-	2,019	-
Acquisition expenses (d)	1,007	3,618	1,725	4,028
Above-market rent intangible lease amortization, net (e)	251	497	533	947
Amortization of premiums on debt investments, net	32	37	69	74
Realized gains on foreign currency, derivatives and other (f)	(1,183)	(645)	(1,669)	(588)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at MFFO:
Other depreciation, amortization and non-cash charges	-	10	9	1
Straight-line and other rent adjustments (b)	(19)	(57)	(28)	(184)
Gain on extinguishment of debt (g)	(1,914)	-	(1,914)	-
Acquisition expenses (d)	64	49	128	106
Above-market rent intangible lease amortization, net (e)	7	14	14	12
Realized losses (gains) on foreign currency, derivatives and other (f)	17	(6)	17	(5)
Proportionate share of adjustments for noncontrolling interests to arrive at MFFO	508	185	1,487	622

Total adjustments	(3,673)	446	(3,822)	(669)

MFFO	$30,948	$24,390	$59,646	$45,587

MFFO per share	$0.15	$0.17	$0.30	$0.32

Weighted average shares outstanding	237,203,712	165,796,441	226,590,138	158,736,669

MFFO per share calculation:
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
MFFO	$30,948	$24,390	$59,646	$45,587
Issuance of shares to an affiliate in satisfaction of fees due	4,765	3,081	9,318	5,930

MFFO numerator in determination of MFFO per share	$35,713	$27,471	$68,964	$51,517

(a)	The SEC Staff has recently stated that they take no position on the inclusion or exclusion of impairment write-downs in arriving at FFO. Since 2003, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has taken the position that the exclusion of impairment charges on real estate is consistent with its definition of FFO. Accordingly, we have revised our computation of FFO to exclude impairment charges on real estate, if any, in arriving at FFO for all periods presented.

CPA®:17 – Global 6/30/2012 Supplemental 8-K — 2

(b)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), management believes that MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, provides insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.
(c)	Impairment charges were incurred on our CMBS portfolio and are considered non-real estate impairments. As such, these impairment charges were not included in our computation of FFO as defined by NAREIT but are included as an adjustment in arriving at MFFO as these charges are not directly related or attributable to our operations.
(d)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to shareholders, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.
(e)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(f)	Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to our operations.
(g)	Relates to our share of gain on the extinguishment of debt recognized by a jointly-owned investment.

Non-GAAP Financial Disclosure – FFO and MFFO

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization; and after adjustments for unconsolidated partnerships and jointly-owned investments. Adjustments for unconsolidated partnerships and jointly-owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization as well as impairment charges of real estate-related assets, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or

CPA®:17 – Global 6/30/2012 Supplemental 8-K — 3

group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO described above, investors are cautioned that, due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the operating performance of the company. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) were put into effect in 2009. These other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. As disclosed in the prospectus for our follow-on offering dated April 7, 2011 (the “Prospectus”), we intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our assets or another similar transaction) within eight to 12 years following the investment of substantially all of the net proceeds from our initial public offering, which was terminated in April 2011. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and once all of our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and most of our acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of a company’s operating performance after a company’s offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on a company’s operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments (i.e., infrequent or unusual, not reasonably likely to recur in the ordinary course of business); mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and jointly-owned investments, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not

CPA®:17 – Global 6/30/2012 Supplemental 8-K — 4

ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such infrequent gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by a company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as infrequent items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for assessing operating performance.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are generally funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our shareholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance.

MFFO has limitations as a performance measure in an offering such as ours, where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO accordingly.

CPA®:17 – Global 6/30/2012 Supplemental 8-K — 5

Corporate Property Associates 17 – Global Incorporated

Adjusted Cash Flow from Operating Activities (ACFO) (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2012	2011
Summarized cash flow information:
Cash flow provided by operating activities	$80,026	$45,713

Cash flow used in investing activities	$(229,339)	$(423,753)

Cash flow provided by financing activities	$402,378	$433,260

Reconciliation of adjusted cash flow from operating activities:
Cash flow provided by operating activities	$80,026	$45,713
Adjustments related to equity method investments:
Add: Distributions received from equity investments in real estate in excess of equity income, net	6,426	84,734
Less: Distributions received from equity investments in real estate in excess of equity income — attributable to financing activities	-	(78,168)

Distributions received from equity investments in real estate in excess of equity income — attributable to operating activities (a)	6,426	6,566
Adjustments related to noncontrolling interests:
Less: Distributions (paid to) net of contributions received from noncontrolling interests	(11,155)	(11,440)
Add: Distributions paid to (received from) noncontrolling interests, net not attributable to operating activities	-	1,859

Distributions paid to noncontrolling interests, attributable to operating activities (b)	(11,155)	(9,581)

Adjustments related to changes in working capital (c)
Net changes in other assets and liabilities	(3,013)	359

ACFO	$72,284	$43,057

Distributions declared (d)	$73,639	$51,192

(a)	Cash flow provided by operating activities on a GAAP basis does not include distributions that we receive from equity investments in excess of our equity income. All such excess distributions, including our share of distributions of property-level cash flows in excess of operating income, are reported as cash flows provided by investing activities in our statement of cash flows. In calculating ACFO, we make an adjustment to our reported cash flow provided by operating activities to add such distributions to the extent they relate to our pro rata share of property-level operating income, after deducting any portion of such distributions attributable to the financing or investment activities of the underlying jointly-owned investment.
(b)	Cash flow provided by operating activities on a GAAP basis does not include contributions that we receive from noncontrolling interests and distributions that we pay to noncontrolling interests in our consolidated jointly-owned investments. All such contributions and distributions, including contributions to and distributions of property-level operating cash flows, are reported as cash flows used in or provided by financing activities in our statement of cash flows. In calculating ACFO, we make adjustments to our reported cash flow provided by operating activities to add contributions received from noncontrolling interests and subtract distributions paid to noncontrolling interests to the extent these contributions or distributions relate to operating activities of the underlying property jointly-owned investments.
(c)	Cash flow provided by operating activities on a GAAP basis includes adjustments to reflect the impact of the “net changes in other operating assets and liabilities”. We make adjustments to cash flow provided by operating activities to incorporate changes between reporting periods in other assets and liabilities as we believe that these adjustments better reflect cash generated from core operations.
(d)	During the six months ended June 30, 2012 and 2011, 98% and 84%, respectively, of distributions were sourced from ACFO, with the remainder of the 2011 distributions being sourced from offering proceeds. From inception through June 30, 2012, cumulative distributions of $301.8 million, including cash distributions of $154.1 million, were sourced 82% from ACFO, with the remainder sourced from offering proceeds. Distribution coverage based on GAAP net income was 32% from inception through June 30, 2012 and 34% for the six months ended June 30, 2012.

CPA®:17 – Global 6/30/2012 Supplemental 8-K — 6

Non-GAAP Financial Disclosure – ACFO

ACFO refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions of property-level operating cash flows that we receive from our investments in unconsolidated real estate jointly-owned investments in excess of our equity income; subtract cash distributions of property-level operating cash flows that we make to our noncontrolling partners in real estate jointly-owned investments that we consolidate net of such partners’ contributions to our share of property-level operating cash flows; and eliminate changes in working capital. We hold a number of interests in real estate jointly-owned investments, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments that are attributable to the property-level operating cash flows of the underlying jointly-owned investments, as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized, may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP. The jointly-owned investments are property-owning entities and their activities are generally limited to receiving rental income, financing the property and ultimately disposing of the property. Distributions and contributions related to these activities are based on the ownership percentages of the partners in each jointly-owned investment. In accordance with each jointly-owned investment’s operating agreement, jointly-owned investment partners generally participate in the jointly-owned investment’s operating cash flow, debt financing and proceeds from property distributions. Distributions of cash to jointly-owned investment partners are typically made on a monthly basis.

We believe that ACFO is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to shareholders. While we believe that ACFO is an important supplemental measure, it should not be considered as an alternative to cash flow from operating activities as a measure of liquidity. This non-GAAP measure should be used in conjunction with cash flow from operating activities as defined by GAAP. As we are still in our offering and investment stage, we also consider our expectations as to the yields that may be generated on existing investments and our acquisition pipeline when evaluating distributions to shareholders.

CPA®:17 – Global 6/30/2012 Supplemental 8-K — 7

CORPORATE PROPERTY ASSOCIATES 17 – GLOBAL INCORPORATED

Total Adjusted Revenue (Pro rata Basis) (Unaudited)

(in thousands)

	Three Months Ended					Six Months Ended June 30,
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	2012	2011
Reconciliation of Total Adjusted Revenue
Total revenue — as reported	$68,721	$65,804	$60,256	$49,243	$44,878	$134,525	$87,036
Less: Other operating income	(893)	(924)	(753)	(623)	(961)	(1,817)	(1,510)
Less: Interest income revenue	(1,830)	(1,391)	(1,429)	(1,217)	(1,737)	(3,221)	(3,956)
Less: Other real estate income	(9,945)	(9,763)	(6,615)	(5,120)	(1,152)	(19,708)	(2,005)

Total consolidated lease revenues	56,053	53,726	51,459	42,283	41,028	109,779	79,565
Lease revenues — discontinued operations	-	106	66	-	284	106	671
Add: Pro rata share of revenues from equity investments	6,367	6,407	6,369	6,650	6,224	12,774	10,865
Less: Pro rata share of revenues due to noncontrolling interests	(4,099)	(4,264)	(4,088)	(4,073)	(4,069)	(8,363)	(8,296)

Total pro rata net lease revenues	58,321	55,975	53,806	44,860	43,467	114,296	82,805
Add: Other real estate income	9,945	9,763	6,615	5,120	1,152	19,708	2,005

Total Adjusted Revenue	$68,266	$65,738	$60,421	$49,980	$44,619	$134,004	$84,810

Non-GAAP Financial Disclosure – Total Adjusted Revenue

Total adjusted revenue is a non-GAAP financial measure that represents revenues on a GAAP basis adjusted for our pro rata share of revenues from equity investments as well as the pro rata share of revenues due to noncontrolling interests. We believe that total adjusted revenue is useful to investors and analysts as a supplemental measure of revenues from our core operations, and we use it to evaluate the stability of our underlying revenue streams. Total adjusted revenue should not be considered as an alternative to revenues computed on a GAAP basis as a measure of our profitability. Total adjusted revenue may not be comparable to similarly titled measures of other companies.

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Corporate Property Associates 17 – Global Incorporated

Portfolio Diversification as of June 30, 2012 (Unaudited)

Top Ten Tenants by Rent (Pro Rata Basis)

(in thousands, except percentages)

Tenant/Lease Guarantor	Annualized Contractual Minimum Base Rent	Percent
Metro Cash & Carry Italia S.p.A. (a)	$ 26,364	11%
Agrokor d.d. (a)	19,435	8%
General Parts Inc., Golden State Supply LLC, Straus-Frank Enterprises LLC, General Parts Distribution LLC and Worldpac Inc., collectively “CARQUEST”	17,653	7%
The New York Times Company	13,911	6%
C1000 Logistiek Vastgoed B.V. (a)	12,319	5%
Blue Cross and Blue Shield of Minnesota, Inc.	11,276	5%
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	11,259	5%
Eroski Sociedad Cooperativa (a)	10,651	4%
A-American Self Storage	9,934	4%
Terminal Freezers, LLC	8,605	4%

Total	$ 141,407	59%

Weighted-Average Lease Term for Portfolio:	15.4 years

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

Portfolio

At June 30, 2012, our portfolio was comprised of our full or partial ownership interests in 305 fully-occupied properties, substantially all of which were triple-net leased to 47 tenants, and totaled approximately 28 million square feet (on a pro rata basis). In addition, we own 49 self-storage properties and retain a fee interest in a hotel property for an aggregate of approximately 4 million square feet (on a pro rata basis).

CPA®:17 – Global 6/30/2012 Supplemental 8-K — 9

Corporate Property Associates 17 – Global Incorporated

Portfolio Diversification as of June 30, 2012 (Unaudited)

by Geography and Property Type (Pro Rata Basis)

(in thousands, except percentages)

Region	Annualized Contractual Minimum Base Rent	Percent

U.S.
Midwest	$39,744	17%
East	36,943	16%
West	28,649	12%
South	28,303	12%

U.S. Total	133,639	57%

International
Italy	26,365	11%
Croatia	19,435	8%
Spain	19,209	8%
Germany	16,236	7%
Netherlands	12,319	5%
United Kingdom	5,529	2%
Hungary	3,264	1%
Poland	1,836	1%

International Total	104,193	43%

Total	$237,832	100%

Property Type	Annualized Contractual Minimum Base Rent	Percent

Warehouse/Distribution	$76,857	32%
Retail	62,890	27%
Office	51,858	22%
Industrial	27,066	11%
Self Storage	15,425	6%
Other (a)	3,736	2%

Total	$237,832	100%

(a)	Includes rent from tenants with the following property types: education (1.0%), hospitality (1.0%) and residential (0.01%).

Portfolio Diversification by Geography	Portfolio Diversification by Property Type

CPA®:17 – Global 6/30/2012 Supplemental 8-K — 10

Corporate Property Associates 17 – Global Incorporated

Portfolio Diversification as of June 30, 2012 (Unaudited)

by Tenant Industry (Pro Rata Basis)

(in thousands, except percentages)

Industry Type (a)	Annualized Contractual Minimum Base Rent	Percent
Retail Trade	$61,071	26%
Grocery	45,670	19%
Media: Printing and Publishing	22,469	9%
Buildings and Real Estate	14,113	6%
Transportation - Cargo	11,838	5%
Insurance	11,276	5%
Machinery	10,198	4%
Chemicals, Plastics, Rubber, and Glass	7,018	3%
Electronics	6,598	3%
Healthcare, Education and Childcare	6,393	3%
Leisure, Amusement, Entertainment	6,004	3%
Business and Commercial Services	5,416	2%
Consumer Services	5,197	2%
Consumer Non-durable Goods	4,704	2%
Banking	3,897	2%
Transportation - Personal	3,608	2%
Beverages, Food, and Tobacco	3,312	1%
Automobile	3,092	1%
Textiles, Leather, and Apparel	2,945	1%
Other (b)	3,013	1%

Total	$237,832	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.
(b)	Includes rent from tenants in the following industries: hotels and gaming (0.7%), forest products and paper (0.3%), consumer and durable goods (0.2%), mining, metals, and primary metal industries (0.1%) and telecommunications (0.02%).

CPA®:17 – Global 6/30/2012 Supplemental 8-K — 11

CORPORATE PROPERTY ASSOCIATES 17 – GLOBAL INCORPORATED

Investment Activity (Unaudited)

For the Six Months Ended June 30, 2012

(in thousands, except square footage)

Acquisitions

Tenant/Lease Guarantor	Property Location(s)	Purchase Price (a)	Closing Date	Property Type	Gross Square Footage
Blue Cross and Blue Shield of Minnesota, Inc.	Aurora, Eagan, & Virginia, MN	$169,011	January-12	Office	1,131,469
Sabre Communications Corporation and Cellxion, LLC	Alvarado, TX	4,964	March-12 & June-12	Industrial	44,250
Nippon Sheet Glass Co., Ltd. (b) (c)	Tarnobrzeg, Poland	26,579	April-12	Warehouse/Distribution	BTS
Sabre Communications Corporation and Cellxion, LLC (b)	Sioux City, IA	17,801	June-12	Industrial	BTS

Total Acquisitions - Leased Properties		218,355			1,175,719

Property Type	Property Location(s)	Purchase Price (a)	Closing Date
Self-Storage Facilities	Various locations in Alabama, Louisiana, & Mississippi	16,800	June-12

Total Acquisitions - Self-Storage Properties		16,800

Security Type	Company	Purchase Price (a)	Closing Date
Equity Securities	Lineage Logistics Holdings LLC	7,070	June-12

Total Acquisitions - Equity Securities		7,070

Total Acquisitions		$242,225

Dispositions

Tenant/Lease Guarantor	Property Location(s)	Gross Sale Price	Date	Property Type	Gross Square Footage
Dolgencorp, LLC	Choudrant, Gardner, Mangham, Mount Hermon, & Richwood, LA; Vass, NC; & Chesterfield, Hopewell, & Hot Springs, VA	$12,922	February-12 & March-12	Retail	99,363

Total Dispositions		$12,922			99,363

(a)	Includes capitalized transaction costs, where applicable.
(b)	Acquisition includes a build-to-suit (“BTS”) transaction. Gross square footage cannot be determined at this time.
(c)	Acquisition price reflects applicable foreign exchange rate.

CPA®:17 – Global 6/30/2012 Supplemental 8-K — 12